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                                                                   EXHIBIT 10(t)

                [UNITED STATES LIME & MINERALS, INC. LETTERHEAD]


                                 April 18, 1996

Mr. Wallace G. Irmscher
51 Marsh Creek Road
Amelia Island, Florida 32034

Dear Jack,

         This letter is to confirm our understanding of the consulting work that you will be undertaking for United States Lime & Minerals, Inc.

         The following will highlight these understandings:

         1) You will provide consulting services which will assist U.S. Lime in pursuing acquisitions and/or expansion opportunities.

         2) You will, on average, spend three to four days per month on these consulting activities.

         3) You will be paid $2,000.00 per month, plus you will be reimbursed for reasonable out of pocket expenses which you incur on our behalf.

         4) You will be directed by me in these undertakings and you will keep me appraised of your work with periodic oral and written reports.

         5) These arrangements for your consulting services will cover a one year period starting April 1st, 1996, unless either you or I terminate this understanding, for any reason, before the end of one year.

         Jack, I appreciate your commitment to our Company and I look forward to developing new opportunities for U.S. Lime. If you have any questions, please let me know.

                                        Very truly yours,


                                        /s/ ROBERT F. KIZER


                                        Robert F. Kizer,
                                        President and Chief Executive Officer

cc: Ed Odishaw